UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) – June 15, 2010

The First of Long Island Corporation
(Exact Name of Registrant as Specified in Charter)

New York	0-12220	11-2672906
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10 Glen Head Road, Glen Head, New York	11545
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code - (516) 671-4900

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Amendment of Equity Compensation Plan for Directors

The Bank’s equity compensation plan for Directors (the “Director Plan”) provides for annual grants of nonqualified stock options (“NQSOs”) and restricted stock units (“RSUs”) to nonemployee directors.  On June 15, 2010, the Board of Directors of the Corporation amended the Director Plan based upon a recommendation from the Corporation’s Compensation Committee (the “Committee”) which is comprised entirely of independent directors.  The amendment involves targeting an annual grant of $53,300 for the Non-executive Chairman and $26,650 for each other nonemployee director.  To receive the target annual grant, the amount of which is subject to change from time to time, three corporate performance metrics must be achieved.  The metrics used, the weight assigned to each metric, and impact on annual grants of corporate performance that falls short of or exceeds the target set for each metric, is the same as for the Corporation’s executive officers described in Item 5.02 for this Form 8-K filing.

 The value of annual equity awards is split equally between NQSOs and RSUs.  The terms of equity awards to nonemployee directors are identical to the terms of equity awards to the Corporation’s executive officers as set forth in Item 5.02 of this Form 8-K filing.

Item 5.02.	Amendment of Incentive Compensation Plan for Executive Officers and 2006 Stock Compensation Plan

a) Amendment of Incentive Compensation Plan for Executive Officers

The Bank’s incentive compensation plan for executive officers (the “Plan”) consists of short and long-term components.  Short-term incentive compensation is awarded in the form of cash bonuses.  Long-term incentive compensation is awarded in the form of NQSOs and RSUs, with the total value awarded split equally between these two forms of equity.

On June 15, 2010, the Board of Directors of the Corporation amended the Plan based upon a recommendation from the Committee.  The amendment involves targeting a percentage of base salary for overall incentive compensation, determining overall incentive compensation based on three corporate performance metrics, and using fixed percentages to allocate overall incentive compensation between cash bonuses and equity awards.  The amendment also involves eliminating the loan to deposit ratio as one of the three corporate performance metrics and replacing it with a measure of bank safety, and weighting the two surviving performance metrics differently than they have been weighted in the past.  The Plan before amendment targeted a percentage of base salary for cash bonuses, targeted an additional percentage of base salary for equity awards, used three performance metrics to determine cash bonuses, and used two of these three performance metrics to determine equity awards.

Under the amended Plan, the overall target for incentive compensation is 75% of base salary for the Chief Executive Officer (the “CEO”) and 70% of base salary for the Corporation’s other executive officers.  The three corporate performance metrics utilized are net income, return on average total assets (“ROA”), and bank safety, and the weight assigned to each metric is 50%, 35% and 15%, respectively.  The fixed percentages used to allocate overall incentive compensation between cash bonuses and equity awards are 45% and 55%, respectively. Performance with respect to bank safety will be determined by the Committee based on the safety and soundness rating assigned to the Bank by the Bank’s primary federal regulator and other relevant factors when deemed appropriate by the Committee.

Prior to amending the Plan, the targets for cash bonuses and equity awards were 35% and 40% of base salary, respectively, for the CEO and 30% and 40%, respectively, for the Corporation’s other executive officers.  The metrics used to determine cash bonuses were net income, ROA and the loan to deposit ratio, weighted 50%, 25% and 25%, respectively, and the metrics used to determine equity awards were net income and ROA, each weighted 50%.

A description of the Plan, as amended, follows.

Incentive Compensation – CEO, CFO and SEVP.  Annual incentive compensation awarded to the CEO, CFO and SEVP is based on the Corporation’s performance for the past year measured against three performance metrics, namely net income, ROA and bank safety.  The weighting for these metrics is 50%, 35% and 15%, respectively.  The Committee selects a range within which corporate performance must fall for annual incentive to be awarded.  The range consists of a threshold level, or minimum performance level necessary to earn incentive compensation and below which no incentive compensation will be paid, a maximum level, or performance level necessary to earn the maximum incentive compensation and beyond which no additional incentive compensation will be paid, and a target level, or performance level necessary to earn the target incentive compensation.  The target level of performance is based on the Corporation’s current strategic plan.  The maximum and threshold level of performance for net income is 175% and 75%, respectively, of the target level, and the maximum and threshold level of performance for ROA is 150% and 75%, respectively of the target level.  For bank safety, a rating below the target rating will result in no incentive compensation being paid with respect this metric and a rating higher than the target rating will result in twice the targeted incentive compensation being paid with respect to this metric.

Target incentive compensation for the CEO is equal to seventy-five percent (75%) of his base salary, while target incentive compensation for the CFO and SEVP is equal to 70% of their base salaries.  Failure to achieve at least the threshold level of performance results in no incentive compensation being paid.  Achievement of the threshold level of performance results in incentive compensation equal to 50% of the target incentive compensation, or 37.5% of base salary for the CEO and 35% of base salary for the CFO and SEVP. Performance at or beyond the maximum level of performance results in incentive compensation equal to 150% of the target incentive compensation, or 112.5% of base salary for the CEO and 105% of base salary for the CFO and SEVP.  Performance greater than the threshold level but less than the maximum level will result in incentive compensation proportionately greater than the minimum incentive compensation but less than the maximum incentive compensation.

Forty-five percent (45%) of incentive compensation earned is paid in the form of a cash bonus and fifty-five percent (55%) is paid in the form of an equity grant.   The equity portion of incentive compensation is equally split between NQSOs and RSUs.  Awards of NQSOs will generally vest ratably over five (5) years, but vesting may be subject to acceleration in the event of death, total and permanent disability or retirement.  Awards of RSUs may be convertible into shares of the Corporation’s common stock after three (3) years.  The ability to convert RSUs into shares of common stock and the related conversion ratio will be dependent on the Corporation’s performance in the third year of the three calendar year period beginning in the year in which the RSUs were awarded.  Corporate performance for purposes of converting RSUs will be assessed using the same financial performance metrics used for the awarding of RSUs.

For the CEO, CFO and SEVP, the cash bonus component of incentive compensation can be increased or decreased at the discretion of the Committee and, for other than the CEO, at the discretion of the CEO.

Incentive Compensation – Other Executive Officers.  Target incentive compensation for the Corporation’s other executive officers, currently consisting of the EVP Senior Lending Officer, EVP Senior Operations Officer, EVP Executive Trust Officer and EVP Branch Distribution, is 70% of base salary.  Like the CEO, CFO and SEVP, 45% of target incentive compensation is allocated to cash bonuses and 55% is allocated to equity awards.  However, unlike the CEO, CFO and SEVP, only a portion of the percentage allocated to cash bonuses is determined by corporate performance, with the remainder of the percentage determined by personal performance.  For the EVP Senior Lending Officer and EVP Senior Operations Officer, 80% of the cash bonus allocation is determined by corporate performance, with the remaining 20% determined by personal performance.  For the EVP Executive Trust Officer and EVP Branch Distribution, 25% of the cash bonus allocation is determined by corporate performance, with the remaining 75% determined by personal performance.  All other aspects of incentive compensation for this group of executive officers is determined in the same manner as for the CEO, CFO and SEVP.

b) Amendment of 2006 Stock Compensation Plan

Section VIII of the Corporation’s Corporate Governance Guidelines prohibits the repricing of outstanding stock options or stock appreciation rights.  On June 15, 2010, based upon recommendations from its Compensation and Governance and Nominating Committees, the Board of Directors of the Corporation amended Article 8 of the Corporation’s 2006 Stock Compensation Plan to prohibit the repricing of outstanding stock options or stock appreciation rights and thereby conform the 2006 Stock Compensation Plan to the Corporate Governance Guidelines in this regard.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The First of Long Island Corporation
(Registrant)

Date: June 15, 2010	By: /s/ Mark D. Curtis
Mark D. Curtis
Senior Vice President & Treasurer
(principal accounting & financial officer)